UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2026

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Separation

The board of directors of Blue Ridge Bankshares, Inc. (the “Company”) and G. William (“Billy”) Beale agreed that Mr. Beale will step down as President and Chief Executive Officer of the Company and Chief Executive Officer of Blue Ridge Bank, National Association (the “Bank”), effective March 6, 2026. In connection with Mr. Beale’s retirement, the Company, the Bank, and Mr. Beale have entered into a Retirement Agreement, dated as of March 12, 2026 (the “Retirement Agreement”). Under the terms of the Retirement Agreement, Mr. Beale will receive his 2025 bonus under the Company’s 2025 Short-Term Incentive Plan payable within thirty days of the date of the Retirement Agreement and will be vested in 18,542 shares previously awarded to Mr. Beale in a restricted stock grant made in 2023. In addition, Mr. Beale will also receive (i) a lump sum payment of an amount equal to $180,478.13 and (ii) monthly cash payments in the amount of $84,004.13 for a period of twelve months following the date of the Retirement Agreement, payable in accordance with the Bank’s normal payroll periods.

Under the Retirement Agreement, Mr. Beale agreed to release any claims he may have against the Company and/or the Bank, reaffirmed the restrictive covenants set forth in Section 5 of Mr. Beale’s Amended and Restated Employment Agreement, and agreed not to disparage the Company, the Bank, or their respective directors, employees, customers and other associated third parties. The Company and the Bank each agreed not to disparage Mr. Beale or any associated third parties.

In connection with his retirement, on March 6, 2026, Mr. Beale resigned from the boards of directors of the Company and the Bank, and from all officer, director and fiduciary positions with the Company and the Bank.

The foregoing descriptions of the terms and conditions of the Retirement Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Appointment of Interim Chief Executive Officer

On March 6, 2026, the respective boards of directors of the Company and the Bank appointed Harry Golliday, the current Executive Vice President and Chief Credit Officer of the Bank, as Interim Chief Executive Officer and Interim President of the Company and Interim Chief Executive Officer of the Bank, each effective March 6, 2026. Mr. Golliday (62) has served as Chief Credit Officer of the Bank since January 2024. Prior to joining the Bank, Mr. Golliday served as a Corporate SVP & Senior Credit Officer for CapitalOne Bank, for whom he worked for 14 years. Prior to Capital One, he spent 18 years with SunTrust Bank, and six years with Wachovia Bank in commercial banking roles. There are no arrangements or understandings between Mr. Golliday and any other person pursuant to which Mr. Golliday was appointed as Interim Chief Executive Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Golliday.

Mr. Golliday is party to an employment agreement with the Bank, dated May 3, 2024, under which Mr. Golliday is employed as Chief Credit Officer of the Bank. The employment agreement is currently through May 3, 2026, provided that on May 3, 2026 and each May 3rd thereafter, the terms of the agreement will automatically be extended for an additional one-year period unless either party gives written notice of nonrenewal at least 90 days before the end of the then-current term. No such notice of nonrenewal has been provided, so the agreement will automatically renew through May 3, 2027. Pursuant to the agreement, Mr. Golliday is entitled to a minimum base salary of $325,000 per year. Mr. Golliday has the opportunity to earn annual cash bonus payments of up to 30% of his base salary and an annual long-term incentive award of up to 30% of his base salary.

Pursuant to the employment agreement, in the event Mr. Golliday is terminated for “cause” (as such term is defined in the agreement), he will generally be entitled to receive compensation and benefits only through the date of termination. The agreement provides for additional compensation and benefits in the event Mr. Golliday’s employment is terminated by the Company without cause or by him for “good reason” (as such term is defined in the agreement). In such cases, Mr. Golliday will be entitled to receive each month for the greater of (x) 12 months or (y) the number of months remaining in the term of the agreement at the time of his termination (i) the monthly portion of his current annual base salary, (ii) an amount equal to 1/12 of the highest annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which his employment terminates, and (iii) a welfare continuance benefit. The agreement provides for alternative compensation and benefits in the event Mr. Golliday’s employment is terminated by the Company without cause or by him for good reason within one year after a “change in control” (as such term is defined in the agreement) of the Company. In such cases, Mr. Golliday will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) a welfare continuance benefit, and (iii) a lump sum cash payment equal to two times an amount equal to (A) his annual base salary as of the date of termination or, if greater, the highest annual base salary in effect in the three months immediately prior to the date of the change in control, and (B) highest annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which his employment terminates. Mr. Golliday’s entitlement to the foregoing severance payments is subject to his execution of a release and waiver of claims against the Company and his compliance with the restrictive covenants provided in the employment agreement. The agreement also provides that the compensation and benefits to which Mr. Golliday may be entitled in connection with a termination following a change in control will be reduced to the amount that does not trigger the excise tax under Section 4999 of the Internal Revenue Code of 1986. No reduction, however, will be made, and Mr. Golliday will be responsible for all excise and other taxes if his after-tax position with no cutback exceeds his after-tax position with a cutback.

The employment agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants generally continue for a period of 12 months following the termination of Mr. Golliday’s employment for any reason, provided that in the event he is terminated for cause, the non-competition covenant is operative only if the Company agrees to continue to pay his base salary during such non-competition period.

Item 7.01 Regulation FD Disclosure

On March 12, 2026, the Company issued a press release regarding the Chief Executive Officer transition described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retirement Agreement, dated March 12, 2026, between Blue Ridge Bankshares, Inc., Blue Ridge Bank, National Association, and G. William Beale.
99.1	Press Release, dated March 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	March 12, 2026	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer